
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the consolidated balance sheet as of 9/30/95 and the related consolidated statement of earnings, cash flows and notes to consolidated financial statements for the nine months ended 9/30/95 and is qualified in its entirety by reference to such financial statements and notes.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                                   9-MOS
<FISCAL-YEAR-END>                               DEC-31-1995
<PERIOD-START>                                  JAN-01-1995
<PERIOD-END>                                    SEP-30-1995
<CASH>                                                1,269
<SECURITIES>                                              0
<RECEIVABLES>                                        93,127
<ALLOWANCES>                                          3,292
<INVENTORY>                                          86,264
<CURRENT-ASSETS>                                    221,270
<PP&E>                                               77,832
<DEPRECIATION>                                       32,576
<TOTAL-ASSETS>                                      439,445
<CURRENT-LIABILITIES>                                92,856
<BONDS>                                             192,054
<COMMON>                                              3,679
<PREFERRED-MANDATORY>                                     0
<PREFERRED>                                               0
<OTHER-SE>                                           97,564
<TOTAL-LIABILITY-AND-EQUITY>                        439,445
<SALES>                                            229,485<F1>
<TOTAL-REVENUES>                                   394,482
<CGS>                                              183,219<F1>
<TOTAL-COSTS>                                      334,009
<OTHER-EXPENSES>                                         0
<LOSS-PROVISION>                                     1,492<F2><F3>
<INTEREST-EXPENSE>                                  15,412
<INCOME-PRETAX>                                      2,841
<INCOME-TAX>                                           994
<INCOME-CONTINUING>                                  1,847
<DISCONTINUED>                                           0
<EXTRAORDINARY>                                          0
<CHANGES>                                                0
<NET-INCOME>                                         1,847
<EPS-PRIMARY>                                          .10
<EPS-DILUTED>                                          .10

<F1>See 6 of Notes to Consolidated Financial Statements
<F2>The provision for doubtful accounts is included with Selling, General and
Administrative Expenses in the Consolidated Statement of Earnings.
<F3>It also appears in the Consolidated Statement of Cash Flows under the title
"Provision for losses on accounts receivables."

